EXHIBIT 32.1
SECTION 906 CERTIFICATION
CERTIFICATION (1)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Dolev Rafaeli, the Chief Executive Officer of PhotoMedex, Inc. (the "Company"), and Dennis M. McGrath, the President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 10, 2015

/s/ Dolev Rafaeli
Name: Dolev Rafaeli
Title: Chief Executive Officer

/s/ Dennis M. McGrath
Name: Dennis M. McGrath
Title: President and Chief Financial Officer

(1)
This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of PhotoMedex, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PhotoMedex, Inc. and will be retained by PhotoMedex, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

E-32.1